Sub-Item 77Q1(a): Copies of Material Amendments to the Trusts Declaration of Trust or By-laws Amended Schedule A dated November 11, 2014 to the Amended and Restated Declaration of Trust dated April 16, 2013 is incorporated herein by reference to Exhibit (a)(2) to Post-Effective Amendment No. 7 to the Trusts registration statement on Form N-1A filed with the Securities and Exchange Commission on November 17, 2014
(Accession No. 0001193125-14-415380).
Amended Schedule A dated April 8, 2015 to the Amended and Restated Declaration of Trust dated April 16, 2013 is incorporated herein by reference to Exhibit (a)(2) to Post-Effective Amendment No. 12 to the Trusts registration statement on Form N-1A filed with the Securities and Exchange Commission on April 10, 2015 (Accession No. 0001193125-15-126287).